As filed with the Securities and Exchange Commission on June 23, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Quest Resource Corporation
(Exact name of registrant as specified in its charter)

Nevada	90-0196936
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(405) 600-7704
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jerry D. Cash
210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma 73102
(405) 600-7704
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Respeliers
Craig L. Evans
Stinson Morrison Hecker LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106
(816) 842-8600
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-134216

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See the definitions of “large accelerated filer,” ''accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to be	Offering Price	Aggregate Offering	Amount of
of Securities to be Registered	Registered	Per Unit	Price	Registration Fee
Common Stock, $0.001 par value per share (1)	—	—	$20,000,000 (2)	$786.00 (3)

(1)	Includes one preferred stock purchase right, or the Rights, for each share of common stock. Pursuant to Rule 457(g) of the Securities Act of 1933, as amended (the “Securities Act”), no separate fee is payable in connection with the Rights.

(2)	There are being registered hereunder such indeterminate number of shares of common stock, as may be offered from time to time, with an aggregate initial offering price not to exceed $20,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by Quest Resource Corporation (the “Company”) pursuant to Rule 462(b) and General Instruction IV.A of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-134216) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on August 11, 2006, are incorporated herein by reference into, and shall be deemed part of, this registration statement.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-134216 are incorporated by reference into, and shall be deemed to be part of, this registration statement, except for the following, which are filed herewith.

Exhibit No.	Description
23.1	Consent of Cawley, Gillespie & Associates, Inc.
23.2	Consent of Murrell, Hall, McIntosh & Co., PLLP.
24.1	Power of Attorney for John C. Garrison and Jon H. Rateau (included on signature page to Registration Statement No. 333-134216)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 20th day of June, 2008.

QUEST RESOURCE CORPORATION
By:	/s/ Jerry D. Cash
	Name:	Jerry D. Cash
	Title:	Chairman of the Board, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following officers and directors in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry D. Cash Jerry D. Cash	Chairman of the Board, Chief Executive Officer, President and Director	June 20, 2008

/s/ David E. Grose	Chief Financial Officer	June 20, 2008
David E. Grose

*	Director	June 20, 2008
John C. Garrison

/s/ James B. Kite, Jr.	Director	June 20, 2008
James B. Kite, Jr.

/s/ William H. Damon III	Director	June 20, 2008
William H. Damon III

	Director	June 20, 2008

Bob G. Alexander

*	Director	June 20, 2008
Jon H. Rateau

* By:	/s/ David E. Grose David E. Grose (as attorney-in-fact for each of the persons indicated)